UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549-1004

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	February 12, 2004

THE STEAK n SHAKE COMPANY

(Exact name of registrant as specified in its charter)

Indiana	000-08445	37-0684070

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

36 S. Pennsylvania St., Suite 500
Indianapolis, Indiana	46204

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(317) 633-4100

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Item 5. Other Events.

On February 11, 2004, The Steak n Shake Company (the "Registrant" or "Company") issued a Press Release announcing its strategic direction for 2004 and changes to senior management and the Board of Directors at its Annual Shareholders meeting. The information in the Press Release is attached hereto as Exhibit 99.1. The presentation of the strategic direction for 2004 is attached hereto as Exhibit 99.2.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE STEAK n SHAKE COMPANY

Date: February 12, 2004	By:	/s/ James W. Bear

James W. Bear, Senior Vice President and Chief Financial Officer

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Exhibit Index

Number assigned
in Regulation S-K

Item	Description of Exhibits

(__)	99.1	Press Release, dated February 11, 2004, announcing the Company's strategic direction for 2004 and changes to senior management and the Board of Directors.

(__)	99.2	Presentation of the strategic direction for 2004.

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